NEWS RELEASE

1653 East Maple Road	● Troy, MI 48083	CONTACT: Mary Ann Victor,
Phone: (248) 689-3050	● Fax: (248) 689-4272	Vice President and Chief Administrative Officer
www.somanetics.com		Extension 5803 or
Bill Iacona, Chief Financial Officer,
Extension 5819

FOR IMMEDIATE RELEASE

SOMANETICS REPORTS 28 PERCENT INCREASE IN SALES AND 27 PERCENT INCREASE IN NET INCOME FOR THE FIRST QUARTER OF FISCAL 2009

First Quarter Highlights

▪	Net revenues of $11.2 million, up 28 percent.

▪	Income before income taxes of $2.1 million, up 18 percent.

▪	Net income of $1.3 million, up 27 percent; $0.10 per diluted share.

TROY, Mich. — March 18, 2009 — Somanetics Corporation (Nasdaq: SMTS) reported net revenues of $11.2 million for the first quarter ended February 28, 2009, a 28 percent increase from $8.7 million in the same period of 2008.

U.S. net revenues increased 17 percent to $8.7 million from $7.4 million in the same period last year.  International net revenues increased 93 percent to $2.4 million from $1.3 million.

First quarter income before income taxes was $2.1 million compared to $1.8 million for the first quarter of 2008.  Net income was $1.3 million, or $0.10 per diluted share, compared with net income of $1.0 million, or $0.07 per diluted share, in the first quarter of 2008.

Gross margin was 86 percent in the first quarter, compared with 88 percent in the first quarter of 2008.  As of February 28, 2009, Somanetics’ cash, marketable securities and long-term investments balance was $71.6 million, with no borrowings.

“We delivered solid financial results in the first quarter, particularly given the current economic environment,” said Bruce Barrett, Somanetics’ president and CEO.  “Our performance reflects the ongoing need for our monitoring technology and the stability of our business model, which provides us a recurring revenue stream.  During the quarter we made progress executing our strategy to develop our target markets for the INVOS System and advancing our leadership position in this evolving marketplace.”

“We anticipate that fiscal 2009 will be a year of continued growth for Somanetics and its technology, and we also view it as a year of substantial investment,” Barrett continued.  “During the first quarter, we invested in sales, marketing and medical education to develop the neonatal ICU market.  We are supporting our marketing initiatives with clinical research related to the use of the INVOS System in the neonatal ICU, and expect research to be presented at conferences later in 2009.  In addition, we are continuing to make investments within R&D to capitalize on a number of opportunities to expand the applications for our technology.”

SOMANETICS REPORTS FIRST QUARTER 2009 RESULTS / 2

Sales and Marketing Activities

During the second quarter, Somanetics will participate in approximately 20 medical conferences, including the 2009 annual meeting of the American Association for Thoracic Surgery and various regional and state cardiothoracic, perfusion, anesthesia, pediatric cardiac and neonatology association meetings.

Research and Development

Somanetics is continuing to develop a number of research and development projects.  In late 2008, Somanetics acquired substantially all of the assets of ICU Data Systems, including its patented data integration technology.  In the second quarter of fiscal 2009, Somanetics expects to launch a stand-alone device that integrates data from a broad array of hospital bedside devices, such as physiological monitors, ventilators and infusion devices, into a single bedside display for comparison, data management and storage.

Business Outlook

Based on its first quarter results, Somanetics is reaffirming its financial guidance for fiscal year 2009.  Somanetics is currently forecasting:

▪	Fiscal 2009 net revenues of approximately $54.6 million, a 15 percent increase over 2008.

▪	Gross margin of approximately 86 percent and operating margin of approximately 20 percent.

▪	Fiscal 2009 income before income taxes of approximately $12 million.

Current estimates are based on market and economic conditions, including the assumption that the current economic downturn continues throughout 2009, and Somanetics’ current plans to invest in several areas of its business.  Such investments include clinical research, medical education, research and development projects focused on the pediatric and neonatal ICU markets, the development of the ICU Data Systems technology and the addition of several international sales employees.  Somanetics undertakes no obligation to update its estimates.

Somanetics to Host Conference Call

Somanetics will web cast its 2009 first quarter conference call at 10:00 a.m. (ET) today.  To join the web cast, visit the Investor Relations page of Somanetics’ website at www.somanetics.com and click on the “Q1 2009 Somanetics Corporation Earnings Conference Call” link.  The call also will be archived on the website.

SOMANETICS REPORTS FIRST QUARTER 2009 RESULTS / 3

About Somanetics

Somanetics Corporation (Nasdaq: SMTS) develops, manufactures and markets the INVOS® Cerebral/Somatic Oximeter, a non-invasive patient monitoring system that continuously measures changes in the blood oxygen levels in the brain and elsewhere in the body in patients with or at risk for restricted blood flow.  Surgeons, anesthesiologists and other medical professionals can use the information provided by the INVOS System, in conjunction with other available information, to identify oxygen imbalances in tissues beneath the sensor and take necessary corrective action, potentially improving patient outcomes and reducing the costs of care.  The INVOS System has an 11-year market track record supported by more than 600 clinical references, and is used at more than 700 U.S. hospitals.  Somanetics also is developing a technology that integrates data from bedside devices into a single display for comparison, data management and data storage.  Somanetics supports its customers through a direct U.S. sales force and clinical education team.  Covidien markets INVOS System products in Europe, Canada, the Middle East and South Africa and Edwards Lifesciences represents INVOS System products in Japan.  For more information visit www.somanetics.com.

Safe-Harbor Statement

Except for historical information contained herein, the matters discussed in this news release, including financial guidance for fiscal year 2009, are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties.  Actual results may differ significantly from results discussed in the forward-looking statements and may be affected by, among other things, economic conditions in general and in the healthcare market, including the recent global economic crisis, the demand for and market acceptance of our products in existing market segments and in new market segments we plan to pursue, our current dependence on the Cerebral Oximeter and disposable sensors, our dependence on distributors for a substantial portion of our sales, our dependence on single-source suppliers, potential competition, the effective management of our growth, our ability to attract and retain key personnel, the potential for products liability claims, government regulation of our business, the challenges associated with developing new products and obtaining and maintaining regulatory approvals if necessary, research and development activities, the lengthy sales cycle for our products, sales employee turnover, changes in our actual or estimated future income, changes in accounting rules, enforceability and the costs of enforcement of our patents, potential infringements of others’ patents, the effect of acquisitions and the other factors set forth from time to time in Somanetics’ Securities and Exchange Commission filings, including Somanetics’ 2008 Annual Report on Form 10-K filed on February 11, 2009.

 (Tables to follow)

SOMANETICS REPORTS FIRST QUARTER 2009 RESULTS / 4

SOMANETICS CORPORATION
BALANCE SHEETS

	February 28,	November 30,
	2009	2008
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,946,800	$37,166,141
Marketable securities	20,015,485	19,992,545
Accounts receivable	7,187,642	7,862,103
Inventory	3,200,353	2,960,422
Prepaid expenses	529,492	597,460
Accrued interest receivable	92,636	16,667
Deferred tax asset - current	164,615	164,615
Total current assets	55,137,023	68,759,953
PROPERTY AND EQUIPMENT (at cost):
Demonstration and no capital cost sales equipment at customers	4,037,213	3,919,296
Machinery and equipment	1,737,499	1,638,597
Furniture and fixtures	504,485	504,485
Leasehold improvements	197,450	197,450
Total	6,476,647	6,259,828
Less accumulated depreciation and amortization	(3,631,745)	(3,418,697)
Net property and equipment	2,844,902	2,841,131
OTHER ASSETS:
Long-term investments	27,634,325	12,837,710
Deferred tax asset – non-current	1,587,977	1,587,977
Intangible assets, net	243,239	246,318
Goodwill	1,679,713	1,679,713
Other	15,000	15,000
Total other assets	31,160,254	16,366,718
TOTAL ASSETS	$89,142,179	$87,967,802

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,070,770	$1,271,058
Accrued liabilities	819,872	1,848,672
Total current liabilities	1,890,642	3,119,730
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred shares; authorized, 1,000,000 shares of $.01 par value; no shares issued or outstanding	-	-
Common shares; authorized, 20,000,000 shares of $.01 par value; issued and outstanding, 12,042,662 shares at February 28, 2009, and 12,034,074 shares at November 30, 2008	120,427	120,341
Additional paid-in capital	92,431,505	91,330,305
Accumulated deficit	(5,300,395)	(6,602,574)
Total shareholders' equity	87,251,537	84,848,072
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$89,142,179	$87,967,802

SOMANETICS REPORTS FIRST QUARTER 2009 RESULTS / 5

STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three-Month
	Periods Ended
	February 28,	February 29,
	2009	2008

NET REVENUES	$11,155,354	$8,693,274
COST OF SALES	1,580,481	1,016,824
Gross Margin	9,574,873	7,676,450

OPERATING EXPENSES:
Research, development and engineering	423,161	330,436
Selling, general and administrative	7,314,699	6,498,148
Total operating expenses	7,737,860	6,828,584

OPERATING INCOME	1,837,013	847,866

OTHER INCOME:
Interest income	271,386	934,418
Total other income	271,386	934,418
INCOME BEFORE INCOME TAXES	2,108,399	1,782,284

INCOME TAX EXPENSE	(806,220)	(753,855)

NET INCOME	$1,302,179	$1,028,429

NET INCOME PER COMMON SHARE – BASIC	$.11	$.08
NET INCOME PER COMMON SHARE – DILUTED	$.10	$.07

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	12,038,368	13,450,691

WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	12,898,920	14,759,732